UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2007

HuntMountain Resources
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  8.01 Other Events

8.01a On November 8, 2007 the Board of Directors approved an Amended And Restated Convertible Unsecured Note from the Hunt Family Limited Partnership. Under the terms of the Note, the Hunt Family Limited Partnership will loan, on an unsecured basis, up to $5,000,000 to the Company.  The Note, which matures on July 31, 2008, is convertible at the option of the Hunt Family Limited Partnership to that number of units of equity securities (“Units”) of the Company that equals the quotient obtained by dividing (a) the amount of the Note to be converted by (b)  $0.25.  Each Unit shall consist of one share of common stock and one warrant. Each warrant shall be exercisable to acquire one share of common stock at a price of $0.40 for a period of five years from the conversion date. There are no registration rights for any of the securities converted by conversion of the note.

8.01b At the Annual Meeting of Shareholders, the shareholders approved the change of domicile of the Company from the State of Nevada to the State of Washington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Matt Hughes
Matt Hughes, Chief Operating Officer